K&L Gates llp 1601 K Street, N.W. Washington, DC 20006-1600 T 202.778.9000 F 202.778.9100 klgates.com

June 26, 2013

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC  20549

Re:       Dreyfus Investment Funds

     Dreyfus/Newton International Equity Fund, Dreyfus/Standish Global Fixed Income Fund, Dreyfus/Standish Intermediate Tax Exempt Bond Fund, Dreyfus/The Boston Company Small/Mid Cap Growth Fund and Dreyfus/The Boston Company Small Cap Growth Fund

            File Nos.  033-08214; 811-04813

            Post-Effective Amendment No. 162

Ladies and Gentlemen:

            We have acted as counsel to Dreyfus Investment Funds (the “Fund”) in connection with the preparation of Post-Effective Amendment No. 162 to the Fund’s Registration Statement on Form N-1A (the “Amendment”).  In this capacity, we have reviewed the disclosure that we understand will be contained in the Amendment when it is filed with the U.S. Securities and Exchange Commission.

            Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ K&L Gates LLP